EXHIBIT 4.2

Execution Version

THE VALSPAR CORPORATION

$250,000,000 3.300% Notes due 2025

$250,000,000 4.400% Notes due 2045

FIFTH SUPPLEMENTAL INDENTURE

Dated as of January 21, 2015

to

Indenture Dated as of April 24, 2002

U.S. BANK NATIONAL ASSOCIATION

Series Trustee

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A

(as successor to Bank One Trust Company, N.A.)

Original Trustee

FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of January 21, 2015, between THE VALSPAR CORPORATION, a Delaware corporation (the “Company”), U.S. Bank National Association, (the “Series Trustee”), and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One Trust Company, N.A.) (the “Original Trustee,” and together with the Series Trustee, the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Original Trustee an Indenture dated as of April 24, 2002 (the “Existing Indenture” and, together with the First Supplemental Indenture dated as of April 30, 2002, the Second Supplemental Indenture dated as of April 17, 2007, the Third Supplemental Indenture dated as of June 19, 2009, the Fourth Supplemental Indenture, dated as of January 13, 2012 and this Fifth Supplemental Indenture, the “Indenture”) providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series;

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Existing Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Series Trustee this Fifth Supplemental Indenture to the Existing Indenture in order to issue two new series of debt securities to be designated as the “3.300% Notes due 2025” (the “Notes due 2025”) and the “4.400% Notes due 2045” (the “Notes due 2045” and, together with the Notes due 2025, the “Notes”), and to set forth the respective terms that will be applicable thereto and the forms thereof;

WHEREAS, the Company has duly determined to appoint U.S. Bank National Association as Series Trustee, Security Registrar and Paying Agent under the Indenture with respect to the Notes (but only with respect to the Notes) and U.S. Bank National Association is willing to accept such appointment with respect to the Notes;

WHEREAS, the Company is entering into this Fifth Supplemental Indenture with the Original Trustee and the Series Trustee to evidence and provide for the acceptance of appointment thereunder by the Series Trustee with respect to the Notes (but only with respect to the Notes), to add to or change any of the provisions of the Existing Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, to make certain amendments to the Existing Indenture pursuant to Section 901(2) of the Existing Indenture to expressly permit the appointment of the Series Trustee as Trustee for the Notes (but only with respect to the Notes), and to make certain other amendments to the Existing Indenture;

WHEREAS, the Company has requested that the Original Trustee enter into this Fifth Supplemental Indenture in connection with (i) the foregoing amendments and (ii) the Company’s appointment of the Series Trustee with all of the rights, powers, trusts, duties and obligations of Trustee, Security Registrar and Paying Agent with respect to the Notes (but only with respect to the Notes);

WHEREAS, Sections 201, 301 and 901 of the Existing Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Existing Indenture to provide for specific terms applicable to any series of notes and to add to the covenants of the Company for the benefit of the Holders of each series of notes (and if such covenants are to be for the benefit of less than all series of notes, stating that such covenants are expressly being included solely for the benefit of such series); and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Series Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Fifth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

APPLICATION OF SUPPLEMENTAL INDENTURE

AND CREATION OF NOTES

Section 1.01 Application of this Fifth Supplemental Indenture.

Notwithstanding any other provision of this Fifth Supplemental Indenture, the provisions of this Fifth Supplemental Indenture, including the covenants and Events of Default set forth herein, are expressly and solely for the benefit of the Notes. The Notes due 2025 and the Notes due 2045 constitute two separate series of notes as provided in Section 301 of the Existing Indenture.

Section 1.02 Effect of this Fifth Supplemental Indenture.

With respect to the Notes of each series only, the Existing Indenture shall be supplemented pursuant to Sections 201, 301 and 901 thereof to establish the terms of the Notes of each series as set forth in this Fifth Supplemental Indenture, including as follows:

(a)	The definitions set forth in Article One of the Existing Indenture shall be modified to the extent provided in Article II of this Fifth Supplemental Indenture;

(b)	The form and terms of the securities representing the Notes required to be established pursuant to Sections 201 and 301 of the Existing Indenture shall be established in accordance with Sections 1.03, 1.04, 1.05, 1.06 and 1.07 of this Fifth Supplemental Indenture;

(c)	Sections 501(1), (6) and (7) of the Existing Indenture regarding certain events of default are deleted as contemplated by Section 301(12) of the Existing Indenture and replaced in their entirety by Section 5.01 of this Fifth Supplemental Indenture.

(d)	The provisions of Article Ten of the Existing Indenture regarding certain covenants of the Company shall be supplemented and amended by the provisions of Article VI of this Fifth Supplemental Indenture.

(e)	Section 901 of the Existing Indenture regarding the entering into of supplemental indentures without the consent of Holders shall be amended by inserting therein a new Section 901(8) of the Existing Indenture (as set forth in Section 8.01 of this Fifth Supplemental Indenture).

(f)	Section 901(6) of the Existing Indenture regarding the appointment of a successor Trustee by entering into of supplemental indentures without the consent of Holders shall be amended and replaced in its entirety by Section 8.02 of this Fifth Supplemental Indenture.

Section 1.03 Designation and Amount of Notes.

The Notes due 2025 shall be known and designated as the “3.300% Notes due 2025.” The Notes due 2045 shall be known and designated as the “4.400% Notes due 2045.” The initial maximum aggregate principal amount of the Notes due 2025 that may be authenticated and delivered under this Fifth Supplemental Indenture shall not exceed $250,000,000 and the initial maximum aggregate principal amount of the Notes due 2045 that may be authenticated and delivered under this Fifth Supplemental Indenture shall not exceed $250,000,000, except for Notes of either series authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, Notes of the same series pursuant to Sections 202, 304, 305, 306 or 905 of the Existing Indenture (unless the Notes of a series are “reopened” pursuant to Section 901(8) of the Existing Indenture (as set forth in Section 8.01 of this Fifth Supplemental Indenture) by issuing additional Notes of such series (the “Additional Notes”), in an amount or amounts and registered in the names of such Persons as shall be set forth in any written order of the Company for the authentication and delivery of the Notes of such series pursuant to Section 303 of the Existing Indenture).

Section 1.04 Terms; Form of Security.

The Notes due 2025 (and any Additional Notes due 2025) and the Notes due 2045 ((and any Additional Notes due 2045) shall constitute two separate series for purposes of the Existing Indenture and this Fifth Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company shall issue any additional notes of a series by adopting a Board Resolution in the manner set forth in Section 301 of the Existing Indenture providing for the terms of such issuance. Notwithstanding the foregoing, the Notes are issuable in fully registered form as Global Notes (unless otherwise permitted by Section 202 of the Existing Indenture) without coupons and shall be in substantially the form of Exhibit A or B. The Notes are not issuable in bearer form. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Fifth Supplemental Indenture and the Company, by its execution and delivery of this Fifth Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereto. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of the Indenture (and which do not affect the rights, duties or immunities of the Series Trustee), or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed.

Section 1.05 Payment of Principal and Interest.

(a) The Notes due 2025 shall mature, and the principal of the Notes due 2025 shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on February 1, 2025 (the Stated Maturity of principal of the Notes due 2025). The Notes due 2045 shall mature, and the principal of the Notes due 2045 shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on February 1, 2045 (the Stated Maturity of principal of the Notes due 2045).

(b) The Notes due 2025 shall bear interest at 3.300% per annum and the Notes due 2045 shall bear interest at 4.400% per annum, in each case from and including January 21, 2015, or from the most recent Interest Payment Date (defined below) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes of each series shall be payable semi-annually in arrears in U.S. Dollars on February 1 and August 1 of each year, commencing on August 1, 2015 (each such date, an “Interest Payment Date” for the purposes of the Notes under this Fifth Supplemental Indenture). Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be the Depositary) at the close of business on the January 15 or July 15, as the case may be, next preceding such Interest Payment Date (each such date, a “Regular Record Date” for the purposes of the Notes under this Fifth Supplemental Indenture).

(c) For so long as the Notes are represented by one or more Global Notes, all payments of principal and interest shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal and interest shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the accounts of the registered Holders thereof; provided, that the Company may elect to make such payments at the office of the Paying Agent in The City of New York; and provided further, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

(d) The Notes shall trade in the Depositary’s Same-Day Funds Settlement System until Stated Maturity (or until they are subject to acceleration pursuant to Article V of the Existing Indenture) and secondary market trading activity in the Notes may be required by the Depositary to settle in immediately available funds.

(e) The Notes are subject to redemption by the Company in whole or in part in the manner described herein.

Section 1.06 Ranking.

The Notes shall be general unsecured obligations of the Company. The Notes shall rank pari passu in right of payment with all unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company.

Section 1.07 Sinking Fund

The Notes are not subject to any sinking fund.

ARTICLE II

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01 Definitions.

(a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture.

(b) The following are definitions used in this Fifth Supplemental Indenture and to the extent that a term is defined both herein and in the Existing Indenture, the definition in this Fifth Supplemental Indenture shall govern with respect to the Notes.

“Attributable Debt” for a lease means, as of the date of determination, the present value of net rent for the remaining term of the lease. Rent shall be discounted to present value at a discount rate that is compounded semi-annually. The discount rate shall be 10% per annum or, if the Company elects, the discount rate shall be equal to the weighted average Yield to Maturity of the Notes. Such average shall be weighted by the principal amount of the Notes then outstanding. Rent is the lesser of (a) rent for the remaining term of the lease assuming it is not terminated, or (b) rent from the date of determination until the first possible termination date plus the termination payment then due, if any. The remaining term of a lease includes any period for which the lease has been extended. Rent does not include (1) amounts due for maintenance, repairs, utilities, insurance, taxes, assessments and similar charges, or (2) contingent rent, such as that based on sales. Rent may be reduced by the discounted present value of the rent that any sublessee must pay from the date of determination for all or part of the same property. If the net rent on a lease is not definitely determinable, the Company may estimate it in any reasonable manner.

“Below Investment Grade Rating Event” means the Notes of a series are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Series Trustee in writing at the request of the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a wholly owned subsidiary of a holding company and (2) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.

“Change of Control Repurchase Event” means, with respect to a series of Notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Series Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Total Assets” means total consolidated assets as reflected in the Company’s most recent consolidated balance sheet preceding the date of a determination under Section 6.01(i) of this Fifth Supplemental Indenture.

“Control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Debt” means any debt for borrowed money or any guarantee of such debt.

“Government Securities” means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Lien” means any mortgage, pledge, security interest or lien to secure or assure payment of Debt.

“Moody’s” means Moody’s Investors Service, Inc.

“Long-Term Debt” means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee’s consent to a date more than 12 months after the date the Debt was created.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive or Senior Vice President or the Principal Accounting Officer (so long as such Principal Accounting Officer is at least a Vice President) of the Company.

“Principal Property” means (i) any manufacturing facility, whether now or hereafter owned, located in the United States (excluding territories and possessions other than Puerto Rico), except any such facility that in the opinion of the board of directors of the Company or any authorized committee of such board is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries, and (ii) any shares of stock of a Restricted Subsidiary.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) each of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors (provided, however, that if any such firm or such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer), (ii) one other Primary Treasury Dealer selected by Wells Fargo Securities, LLC or its successor and (iii) one other Primary Treasury Dealer selected by the Company.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Series Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Series Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Restricted Subsidiary” means a Wholly-Owned Subsidiary that has substantially all of its assets located in the United States (excluding territories or possessions other than Puerto Rico) and owns a Principal Property.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale-Leaseback Transaction” means an arrangement pursuant to which the Company or a Restricted Subsidiary now owns or hereafter acquires a Principal Property, transfers it to a person, and leases it back from the person.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock or other equity interest of such person that is at the time entitled to vote generally in the election of the board of directors or equivalent body of such person.

“Wholly-Owned Subsidiary” of any specified Person means a corporation all of whose Voting Stock is owned by the Company or a Wholly-Owned Subsidiary, the accounts of which are consolidated with those of the Company in its consolidated financial statements.

“Yield to Maturity” means the yield to maturity on a security at the time of its issuance or at the most recent determination of interest on the security.

Section 2.02 Other Definitions.

Term	Defined in Section

“Additional Notes”	1.03

Section 2.03 Incorporation by Reference of Trust Indenture Act.

The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Fifth Supplemental Indenture.

“indenture trustee” or “institutional trustee” means the Series Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

ARTICLE III

REDEMPTION

Section 3.01 Optional Redemption.

The Notes of each series are subject to redemption, in whole or in part, on any date prior to November 1, 2024 (in the case of the Notes due 2025) or August 1, 2044 (in the case of the Notes due 2045), at the Company’s option at a Redemption Price equal to the greater of:

(i)	100% of the principal amount of the Notes to be redeemed, and

(ii)	as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, in the case of the Notes due 2025, or 35 basis points, in the case of the Notes due 2045, plus accrued and unpaid interest to the redemption date.

In addition, at any time on or after November 1, 2024 (in the case of the Notes due 2025) or August 1, 2044 (in the case of the Notes due 2045), the Company may also redeem some or all of the Notes of a series at its option, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date.

The Company may provide in the redemption notice described in Section 3.04 herein that payment of such Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.02 Notices to Series Trustee.

If the Company elects to redeem the Notes of a series pursuant to this Article, it shall notify the Series Trustee in writing of the redemption date and the principal amount of the Notes to be redeemed.

The Company shall give each notice to the Series Trustee provided for in this Section at least 35 days but not more than 60 days before the redemption date unless the Series Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes of a series are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Series Trustee, which record date shall be not fewer than 15 days after the date of notice to the Series Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.03 Selection of Notes To Be Redeemed.

If fewer than all the Notes of a series are to be redeemed, the Series Trustee shall select the Notes of such series to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Series Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Series Trustee shall make the selection from outstanding Notes of the applicable series not previously called for redemption. The Series Trustee may select for redemption portions of the principal of the Notes of the applicable series that have denominations equal to $2,000 or an integral multiple of $1,000 in excess thereof. The Notes of the applicable series and portions of them the Series Trustee selects shall be in amounts of $2,000 or an integral multiple of $1,000 in excess therof. Provisions of this Fifth Supplemental Indenture that apply to the Notes called for redemption also apply to portions of the Notes called for redemption. The Series Trustee shall notify the Company promptly of the Notes or portions of the Notes to be redeemed.

Section 3.04 Notice of Redemption.

At least 30 days but not more than 60 days before a date for redemption of Notes of a series, the Company shall mail a notice of redemption by first-class mail to each Holder of the Notes of such series to be redeemed at such Holder’s registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the calculation of the redemption price and the amount of accrued interest to the redemption date;

(c) the name and address of the Paying Agent;

(d) that the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e) if fewer than all the outstanding the Notes are to be redeemed, the certificate numbers and principal amounts of the particular the Notes to be redeemed;

(f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(g) the CUSIP number, if any, printed on the Notes being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Series Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Series Trustee with the information required by this Section.

Section 3.05 Effect of Notice of Redemption.

Once notice of redemption is mailed, the Notes called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that if the redemption date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the holder of the Notes registered on the relevant Regular Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.06 Deposit of Redemption Price.

Prior to 11:00 a.m. New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than the Notes or portions of the Notes called for redemption that have been delivered by the Company to the Series Trustee for cancellation.

Section 3.07 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall execute and the Series Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Notes surrendered.

ARTICLE IV

CHANGE OF CONTROL

Section 4.01 Change of Control.

(a) Upon the occurrence of a Change of Control Repurchase Event, unless all Notes of a series have been called for redemption pursuant to Section 3.01 hereof, each Holder of Notes of such series shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any proposed Change of Control, but after the public announcement of the proposed Change of Control, the Company shall mail, or cause to be mailed, a notice (a “Change in Control Offer”) to each Holder, with a copy to the Series Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and specifying:

(i) that the Change of Control Offer is being made pursuant to this Section 4.01 and that all Notes tendered will be accepted for payment;

(ii) the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii) the CUSIP numbers for the Notes;

(iv) that any Note not tendered will continue to accrue interest;

(v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii) that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

(viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(ix) if the notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c) The Company shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of such conflict.

(d) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Series Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(e) The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Series Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.01 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

ARTICLE V

REMEDIES

Section 5.01 Events of Default.

(a) For purposes of the Notes of each series, the following events of default shall replace the events of default in Section 501(1), (6), (7) and (8) of the Existing Indenture in its entirety and shall be in addition to the other events of default in Section 501 of the Existing Indenture, which shall in all respects be applicable in respect of the Notes of such series.

(b) For purposes of the Notes of each series, Section 501(1) of the Existing Indenture is replaced in its entirety by inserting therein a new Section 501(1) to read as follows:

“(1) default in the payment of any interest on any Note of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days;”.

(c) For purposes of the Notes of each series, Section 501(6) of the Existing Indenture is replaced in its entirety by inserting the word “Restricted” before each reference to “Subsidiary” therein, such that Section 501(6) shall read as follows:

“(6) the entry by a court or agency or supervisory authority having competent jurisdiction of:

(a) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(b) a decree or order adjudging the Company or any Restricted Subsidiary to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Restricted Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(c) a decree or order appointing any Person to act as a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or any Restricted Subsidiary or of any substantial part of the property of the Company or any Restricted Subsidiary, as the case may be, or ordering the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or”.

(d) For purposes of the Notes of each series, Section 501(7) of the Existing Indenture is replaced in its entirety by inserting the word “Restricted” before each reference to “Subsidiary” therein, such that Section 501(7) shall read as follows:

“(7) the commencement by the Company or any Restricted Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceeding against it, or the filing by the Company or any Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company or any Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any Restricted Subsidiary or any substantial part of the property of the Company or any Restricted Subsidiary or the making by the Company or any Restricted Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action; or”.

(e) For purposes of the Notes of each series, Section 501(8) of the Existing Indenture is replaced in its entirety by inserting after the number “$10,000,000” the words “(that is not covered by independent third party insurance as to which the insurer does not dispute coverage)” therein, such that Section 501(8) shall read as follows:

“(8) a final judgment, judicial decree or order for the payment of money in excess of $10,000,000 (that is not covered by independent third party insurance as to which the insurer does not dispute coverage) shall be rendered against the Company or any Subsidiary and such judgment, decree or order shall continue unsatisfied for a period of 60 days without a stay of execution;”.

ARTICLE VI

COVENANTS

The covenants set forth in this Article VI shall be applicable to the Company in addition to the covenants in Article Ten of the Existing Indenture, which shall in all respects be applicable in respect of the Notes of each series.

Section 6.01 Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on a Principal Property securing Debt unless one or more of the following exceptions apply:

(a) the Lien equally and ratably secures the Notes and the Debt or any other obligation of the Company or a Subsidiary; provided that any obligation secured by a Lien is not subordinated to the Notes;

(b) the Lien secures Debt incurred to finance all or part of the purchase price or the cost of construction or improvement of property of the Company or a Restricted Subsidiary;

provided that (i) such Lien shall not extend to any other Principal Property owned by the Company or a Restricted Subsidiary at the time the Lien is incurred, except for unimproved real property used for such construction or improvement, and (ii) such Debt shall not be incurred more than 18 months after the later of the acquisition, completion of construction or improvement, or commencement of full operation of the property subject to the Lien;

(c) the Lien is on property of an entity at the time the entity merges into or consolidates with the Company or a Restricted Subsidiary;

(d) the Lien is on property at the time such property is acquired by the Company or a Restricted Subsidiary;

(e) the Lien is on property of a Person at the time such Person becomes a Restricted Subsidiary;

(f) the Lien secures Debt of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(g) the Lien is in favor of a government or governmental entity and secures (i) payments pursuant to a contract or statute, or (ii) Debt incurred to finance all or part of the purchase price or cost of construction or improvement of the property subject to the Lien;

(h) the Lien extends, renews or replaces in whole or in part a Lien (“existing Lien”) permitted by any of clauses (a) through (g) or extends to property that at the time is not a Principal Property; provided that (i) such Lien does not extend beyond the property subject to the existing Lien and improvements and construction on such property, and (ii) the amount of the Debt secured by such Lien does not exceed the amount of the Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien was incurred under clause (a) or (f); or

(i) the Debt plus all other Debt secured by Liens on Principal Property at the time does not exceed 10% of Consolidated Total Assets, excluding (i) Debt secured by a Lien permitted by any of clauses (a) through (h) of this Section and (ii) Debt secured by a Lien incurred prior to the date of the Existing Indenture that would have been permitted by any of those clauses if the Existing Indenture had been in effect at the time the Lien was incurred, and including Attributable Debt for any lease permitted by Section 6.02(d) of this Fifth Supplemental Indenture not otherwise permitted by any of clauses (a) through (h) of this Section.

Section 6.02 Limitation on Sale and Leaseback Transactions.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction for a Principal Property, unless one or more of the following exceptions apply:

(a) the lease has a term of three years or less;

(b) the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

(c) the Company or a Restricted Subsidiary under Sections 6.01(b) through (h) of this Fifth Supplemental Indenture may create a Lien on the property to secure Debt in an amount at least equal to the Attributable Debt for the lease;

(d) the Company or a Restricted Subsidiary under Section 6.01(i) of this Fifth Supplemental Indenture could create a Lien on the Principal Property to secure Debt in an amount at least equal to the Attributable Debt for the lease; or

(e) the Company or a Restricted Subsidiary, within 180 days of the effective date of the lease, retires Long-Term Debt of the Company or a Restricted Subsidiary in an amount at least equal to the Attributable Debt for the lease, excluding Debt of the Company that is subordinated to the Notes and Debt, if paid in cash, that is owned by the Company or a Restricted Subsidiary.

ARTICLE VII

SERIES TRUSTEE, SECURITY REGISTRAR AND PAYING AGENT WITH RESPECT TO THE NOTES

Section 7.01 Appointment by the Company of U.S. Bank National Association as Series Trustee etc.

Pursuant to the Existing Indenture as amended by this Fifth Supplemental Indenture, the Company hereby appoints U.S. Bank National Association as Series Trustee, Security Registrar and Paying Agent under the Indenture with respect to the Notes (but only with respect to the Notes) with all of the rights, powers, trusts, duties and obligations of Trustee, Security Registrar and Paying Agent under the Indenture with respect to the Notes (but only with respect to the Notes) with like effect as if originally named as such in the Indenture.

Section 7.02 Acceptance by U.S. Bank National Association of Appointment as Series Trustee etc.

U.S. Bank National Association hereby accepts its appointment as Series Trustee, Security Registrar and Paying Agent under the Indenture with respect to the Notes (but only with respect to the Notes) and accepts all of the rights, powers, trusts, duties and obligations of Trustee, Security Registrar and Paying Agent under the Indenture with respect to the Notes (but only with respect to the Notes), upon the terms and conditions set forth herein and therein, with like effect as if originally named as such in the Indenture. Pursuant to the Existing Indenture, there shall continue to be vested in the Original Trustee all of its rights, powers, trusts, duties and obligations as Trustee under the Existing Indenture with respect to all of the series of securities as to which it has served and continues to serve as Trustee, and the Original Trustee shall have no rights, powers, trusts, duties and obligations with respect to the Notes.

Section 7.03 Eligibility of Series Trustee.

The Series Trustee hereby represents that it is qualified and eligible under the provisions of the Trust Indenture Act and Section 610 of the Existing Indenture to accept its appointment as Series Trustee with respect to the Notes.

Section 7.04 Concerning the Series Trustee.

Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Fifth Supplemental Indenture other than as set forth in the Existing Indenture and, in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Existing Indenture. The Original Trustee and the Series Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Series Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by the other trustee. The Original Trustee shall have no liability for any acts or omissions of the Series Trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

References in this Fifth Supplemental Indenture to sections of the Existing Indenture that require or permit actions by the Original Trustee with respect to the Notes shall be deemed to require or permit actions only by the Series Trustee and the Original Trustee shall have no responsibility therefor.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Issuance of Additional Notes.

For purposes of the Notes of each series, Section 901 of the Existing Indenture is hereby amended by inserting therein a new Section 901(8) to read as follows:

“(8) to issue additional Notes of any series in the future pursuant to Section 303 of this Indenture; provided that such additional Notes have the same terms as, and be deemed part of the same series as, the Notes issued hereunder.”

Section 8.02 Amendment to Section 901(6)

For purposes of the Notes of each series, Section 901(6) of the Existing Indenture is hereby amended to read as follows:

“(6) to evidence and provide acceptance of the appointment of a successor Trustee hereunder or if other than the Person named as the “Trustee” in the first paragraph of this Indenture (or a successor to such Person pursuant to the applicable provisions of this Indenture) (for purposes of this Section 901(6), herein called the “Original Trustee”), the identity of a Trustee for such Notes, and, at the election of the Company, other Notes of any series to be issued thereafter pursuant to this Indenture (a “Series Trustee”), and if not the Series Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Notes, and such additions or changes to any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that, anything contained herein or in any Board Resolution, Officer’s Certificate or supplemental indenture to the contrary notwithstanding, that (i) nothing herein shall constitute such Trustees co-trustees of the same trust, (ii) each such Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee, (iii) the Series Trustee shall have all the rights, powers, trusts, duties and obligations of the Original Trustee with respect to, and only with respect to, such Notes, (iv) the Original Trustee shall have no rights, powers, trusts, duties or obligations with respect to such Notes, (v) no Trustee hereunder shall have any liability for any acts or omissions of any other Trustee hereunder and (vi) no appointment of a Series Trustee shall become effective until the acceptance of the appointment by the Series Trustee in writing; or”

Section 8.03 Trust Indenture Act Controls.

If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Fifth Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 8.04 Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company:

The Valspar Corporation

901 – Third Avenue South

Minneapolis, Minnesota 55402

Attention: Rolf Engh

Facsimile: (612) 375-7313

with a copy to:

Lindquist & Vennum LLP

4200 IDS Center

80 South 8th Street

Minneapolis, Minnesota 55402

Attention: Richard D. McNeil

Facsimile: (612) 371-3207

if to the Series Trustee:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Attn: Corporate Trust Administration

Fax (651) 466-7430

The Company or the Series Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 8.05 When Notes Disregarded.

In determining whether the Holders of the required principal amount of Notes of a series have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Series Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Series Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes Outstanding at the time shall be considered in any such determination.

Section 8.06 Rules by Series Trustee, Paying Agent and Security Registrar.

The Series Trustee may make reasonable rules for action by or a meeting of Holders. The Security Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

Section 8.07 Payment on Business Days.

If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Regular Record Date is not a Business Day, the Regular Record Date shall not be affected.

Section 8.08 Governing Law.

THIS FIFTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.09 No Personal Liability of Directors, etc.

None of the Company’s directors, officers, employees, incorporators or stockholders, as such, shall have any liability for any of the Company’s obligations under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 8.10 Successors.

All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Series Trustee in the Indenture shall bind its successors.

Section 8.11 Multiple Originals.

The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Fifth Supplemental Indenture.

Section 8.12 Table of Contents; Headings.

The table of contents and headings of the Articles and Sections of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 8.13 Trustees Not Responsible for Recitals

The recitals contained herein shall be taken as statements of the Company, and the Original Trustee and the Series Trustee do not assume any responsibility for their correctness. The Original Trustee and the Series Trustee make no representations as to the validity or sufficiency of this Fifth Supplemental Indenture, except that the Original Trustee and the Series Trustee each represents that it is duly authorized to execute and deliver this Fifth Supplemental Indenture and with respect to the Series Trustee to perform its obligations hereunder.

Section 8.14 Adoption, Ratification and Confirmation.

The Existing Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be duly executed as of the date first written above.

THE VALSPAR CORPORATION

By:	/s/ James L. Muehlbauer
	Name:	James L. Muehlbauer
	Title:	Executive Vice President,
Chief Financial and
Administrative Officer

U.S. BANK NATIONAL ASSOCIATION, as Series Trustee

By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Original Trustee

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

This is a signature page to the Fifth Supplemental Indenture.

EXHIBIT A

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 920355 AH7

ISIN No. US920355AH76

THE VALSPAR CORPORATION

3.300% NOTE DUE 2025

$250,000,000	No.: R- —

The Valspar Corporation, a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION DOLLARS or such other Principal Amount as shall be set forth on Schedule I hereto on February 1, 2025 and to pay interest thereon at the rate of 3.300% per annum from the Initial Interest Accrual Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on February 1 and August 1 of each year, commencing August 1, 2015 (each an “Interest Payment Date”), until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which will be the January 15 and July 15, as the case may be, immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Series Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Minneapolis, Minnesota, or in such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Series Trustee in New York, New York (the “Corporate Trust Office”)), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Note Register. Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Series Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chief Executive Officer, its President or one of its Vice Presidents and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Date:

THE VALSPAR CORPORATION

By:
Name:
Title:

ATTEST:

Secretary

Series Trustee’s Certificate of Authentication

This is one of the Notes described in the Indenture.

Dated:

U.S. Bank National Association, as Series Trustee

By:
Authorized Signatory

(Reverse of Note)

THE VALSPAR CORPORATION

3.300% NOTE DUE 2025

1. This Note is one of a duly authorized issue of securities of the Company designated as its 3.300% Notes due 2025 (the “Notes”), issued under an Indenture dated as of April 24, 2002 (herein called, together with the First Supplemental Indenture dated as of April 30, 2002, the Second Supplemental Indenture dated as of April 17, 2007, the Third Supplemental Indenture dated as of June 19, 2009, the Fourth Supplemental Indenture dated as of January 13, 2012 and the Fifth Supplemental Indenture referred to below and all other indentures supplemental thereto, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to Bank One Trust Company, N.A.), as trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Original Trustee (as defined below), the Series Trustee (as defined below) and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest).

2. This Note is one of the series designated on the face hereof, limited to an aggregate principal amount not to exceed $250,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Notes of this series, as specified in the Fifth Supplemental Indenture among the Company, The Bank of New York Mellon Trust Company, N.A., as original trustee (herein called the “Original Trustee,” which term includes any successor trustee thereto under the Indenture) and U.S. Bank National Association, as series trustee for the Notes (herein called the “Series Trustee,” which term includes any successor trustee thereto with respect to the Notes under the Indenture) and as Security Registrar and Paying Agent with respect to the Notes, dated as of January 21, 2015, establishing the form and certain terms of the Notes pursuant to the Indenture (the “Fifth Supplemental Indenture”). References herein to “this series” mean the series of Notes designated on the face hereof.

3. The Notes of each series are subject to redemption, in whole or in part, on any date prior to November 1, 2024, at the Company’s option at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed, and

(ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points plus accrued and unpaid interest to the redemption date.

In addition, at any time on or after November 1, 2024, the Company may also redeem some or all of the Notes of a series at its option, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Series Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) each of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors (provided, however, that if any such firm or such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer), (ii) one other Primary Treasury Dealer selected by Wells Fargo Securities, LLC or its successor and (iii) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Series Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Series Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Any notice to holders of Notes of a redemption pursuant to this paragraph 3 hereof will include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an Officers’ Certificate of the Company delivered to the Series Trustee no later than two Business Days prior to the redemption date.

4. Upon the occurrence of a Change of Control Repurchase Event, unless all Notes have been called for redemption pursuant to paragraph 3 of this Note, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Notes at an offer price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event, as such terms are defined in the Indenture. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

5. If an Acceleration Event with respect to the Notes shall occur and be continuing, the Series Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all Notes due and payable in the manner and with the effect provided in the Indenture. An “Acceleration Event” is an Event of Default relating to bankruptcy, insolvency, or reorganization of the Company as more specifically defined by the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Outstanding Notes.

6. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Series Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

7. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

8. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in New York, New York, or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the principal corporate trust office of the Series Trustee in New York, New York), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the

Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

9. The Notes are issuable only in fully registered form, without coupons, in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

10. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

11. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Series Trustee and any agent of the Company or the Series Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Series Trustee, nor any such agent shall be affected by notice to the contrary.

12. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30- day months. Interest shall be payable to and excluding any Interest Payment Date.

13. The Series Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Series Trustee.

14. This Note shall not be valid until authenticated by the manual signature of the Series Trustee or an Authenticating Agent.

15. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

17. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                   attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Series trustee or Custodian

EXHIBIT B

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 920355 AJ3

ISIN No. US920355AJ33

THE VALSPAR CORPORATION

4.400% NOTE DUE 2045

$250,000,000	No.: R- —

The Valspar Corporation, a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION DOLLARS or such other Principal Amount as shall be set forth on Schedule I hereto on February 1, 2045 and to pay interest thereon at the rate of 4.400% per annum from the Initial Interest Accrual Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on February 1 and August 1 of each year, commencing August 1, 2015 (each an “Interest Payment Date”), until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which will be the January 15 and July 15, as the case may be, immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Series Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Minneapolis, Minnesota, or in such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Series Trustee in New York, New York (the “Corporate Trust Office”)), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Note Register. Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Series Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chief Executive Officer, its President or one of its Vice Presidents and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Date:

THE VALSPAR CORPORATION

By:
Name:
Title:

ATTEST:

Secretary

Series Trustee’s Certificate of Authentication

This is one of the Notes described in the Indenture.

Dated:

U.S. Bank National Association, as Series Trustee

By:
Authorized Signatory

(Reverse of Note)

THE VALSPAR CORPORATION

4.400% NOTE DUE 2045

1. This Note is one of a duly authorized issue of securities of the Company designated as its 4.400% Notes due 2045 (the “Notes”), issued under an Indenture dated as of April 24, 2002 (herein called, together with the First Supplemental Indenture dated as of April 30, 2002, the Second Supplemental Indenture dated as of April 17, 2007, the Third Supplemental Indenture dated as of June 19, 2009, the Fourth Supplemental Indenture dated as of January 13, 2012 and the Fifth Supplemental Indenture referred to below and all other indentures supplemental thereto, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to Bank One Trust Company, N.A.), as trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Original Trustee (as defined below), the Series Trustee (as defined below) and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest).

2. This Note is one of the series designated on the face hereof, limited to an aggregate principal amount not to exceed $250,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Notes of this series, as specified in the Fifth Supplemental Indenture among the Company, The Bank of New York Mellon Trust Company, N.A., as original trustee (herein called the “Original Trustee,” which term includes any successor trustee thereto under the Indenture) and U.S. Bank National Association, as series trustee for the Notes (herein called the “Series Trustee,” which term includes any successor trustee thereto with respect to the Notes under the Indenture) and as Security Registrar and Paying Agent with respect to the Notes, dated as of January 21, 2015, establishing the form and certain terms of the Notes pursuant to the Indenture (the “Fifth Supplemental Indenture”). References herein to “this series” mean the series of Notes designated on the face hereof.

3. The Notes of each series are subject to redemption, in whole or in part, on any date prior to November 1, 2044, at the Company’s option at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed, and

(ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points plus accrued and unpaid interest to the redemption date.

In addition, at any time on or after November 1, 2044, the Company may also redeem some or all of the Notes of a series at its option, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Series Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) each of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors (provided, however, that if any such firm or such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer), (ii) one other Primary Treasury Dealer selected by Wells Fargo Securities, LLC or its successor and (iii) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Series Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Series Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Any notice to holders of Notes of a redemption pursuant to this paragraph 3 hereof will include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an Officers’ Certificate of the Company delivered to the Series Trustee no later than two Business Days prior to the redemption date.

4. Upon the occurrence of a Change of Control Repurchase Event, unless all Notes have been called for redemption pursuant to paragraph 3 of this Note, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Notes at an offer price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event, as such terms are defined in the Indenture. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

5. If an Acceleration Event with respect to the Notes shall occur and be continuing, the Series Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all Notes due and payable in the manner and with the effect provided in the Indenture. An “Acceleration Event” is an Event of Default relating to bankruptcy, insolvency, or reorganization of the Company as more specifically defined by the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Outstanding Notes.

6. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Series Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

7. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

8. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in New York, New York, or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the principal corporate trust office of the Series Trustee in New York, New York), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the

Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

9. The Notes are issuable only in fully registered form, without coupons, in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

10. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

11. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Series Trustee and any agent of the Company or the Series Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Series Trustee, nor any such agent shall be affected by notice to the contrary.

12. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30- day months. Interest shall be payable to and excluding any Interest Payment Date.

13. The Series Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Series Trustee.

14. This Note shall not be valid until authenticated by the manual signature of the Series Trustee or an Authenticating Agent.

15. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

17. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                   attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Series trustee or Custodian